                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                      FORM 8-K
                                   CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


                                  December 7, 1998
                  -----------------------------------------------
                  Date of Report (Date of earliest event reported)


                                    CANMAX INC.
               -----------------------------------------------------
               Exact Name of Registrant as Specified in its Charter)


                 Wyoming                0-22636             75-2461665
             ----------------         -----------           ----------
             (State or Other          (Commission           (IRS Employer
             Jurisdiction of          File Number)       Identification No.)
                                     Incorporation)


        150 West Carpenter Freeway
              Irving, Texas                              75039
  ----------------------------------------            ----------
  (Address of Principal Executive Offices)            (Zip Code)


                                   (972) 541-1600
                ----------------------------------------------------
                (Registrant's Telephone Number, Including Area Code)


                            ----------------------------
          (Former Name or Former Address, If Changed Since Last Report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On December 7, 1998, Canmax Inc., a Wyoming corporation (the "Company"), sold substantially all of the assets (the "Assets") of Canmax Retail Systems, Inc. ("CRSI"), a wholly-owned subsidiary of the Company that develops and provides retail automation software to the convenience store and retail petroleum market (the "Software Business"), to Affiliated Computer Systems, Inc., a Delaware corporation ("Buyer"), pursuant to the terms of an Asset Purchase Agreement dated as of September 3, 1998 among the Company, CRSI and Buyer (as amended, the "Purchase Agreement"). Pursuant to the terms of the Purchase Agreement, Buyer purchased the Assets and paid to CRSI $4,025,000 at closing and assumed certain liabilities arising from the Software Business. Pursuant to the Purchase Agreement, CRSI is entitled to receive additional deferred payments of up to an additional $3.625 million calculated as described below.

     In addition, on or before January 21, 1999, Buyer and the Company are to calculate the Net Working Capital (as defined below) as of the closing date, and the Company is entitled to receive from (or required to pay to) Buyer an amount equal to the positive (negative) difference between the Net Working Capital as of the closing minus $530,019. Generally, the term "Net Working Capital" means, as of the closing, an amount equal to (i) the current assets of CRSI (other than cash and cash equivalents, which are to be retained by the Company) minus (ii) the current liabilities of CRSI (but specifically excluding any liabilities of the Company). The Company expects to receive additional payments of approximately $200,000 or $300,000 from the Buyer as a result of the Net Working Capital adjustment.

     The deferred payments will be calculated at the end of each calendar quarter during the twelve month period commencing on January 1, 1999. Each deferred payment is calculated based upon the cumulative level of revenue attributable to the Software Business from January 1, 1999 through the end of each three month through December 31, 1999, and equals (a) the sum of (i) 75% of all such revenues greater than $4 million and less than or equal to $7 million plus (ii) 13.75% of all such revenues greater than $7 million or less than or equal to $17 million, minus (b) the sum of any deferred payments previously made by Buyer. If CRSI disputes any calculation of the amount of any deferred payment and such dispute cannot be resolved among the parties, that the independent public accountants for each party are to mutually designate a third independent public accountant to resolve such dispute and the determination of such designated party will be conclusive and binding on all parties.

     Company and CRSI believe that the ultimate amount received by CRSI for the sale of the Assets will be approximately $7 million to $7.7 million following the receipt of the deferred payments and the Net Working Capital adjustment. The actual purchase price may, however, be more or less than this amount.

     No material relationship exists between the Buyer and the Company, CRSI or any of its affiliates, any directors or officers of the Company or CRSI, or any associate of any such director or officer.

ITEM 5.   OTHER EVENTS.

     On December 11, 1998, the Company and Founders Equity Group, Inc., on its own behalf and as agent for various lenders ("Founders"), executed Amendment No. 1 to the Restated Convertible Loan Agreement dated March 31, 1998, as amended by the Letter Agreement dated August 25, 1998 (as amended, the "Loan Agreement"). As a result of the Amendment, Canmax agreed to defer the Founders' conversion of the remaining indebtedness outstanding under the Loan Agreement in exchange for
(a) Founders' waiver of any registration obligations under the Registration Rights Agreement dated May 1, 1997 or under the Loan Agreement, until February 1, 1999 or Canmax's earlier delivery of a Conversion Notice, (b) the adjustment of the conversion price for the remaining convertible indebtedness outstanding under the Loan Agreement ($500,000) from $.50 per share to the greater of $.50 per share or 75% of the average closing price of the Canmax common stock over the ten trading days preceding the delivery of a conversion notice, and (c) Founders' agreement to convert the remaining outstanding principal amount under the Loan Agreement ($500,000) upon written notice from the Company at the adjusted conversion price described above. Further, the amendment to the Loan Agreement reduced the interest rate payable on the outstanding principal amount on the Loan Agreement from 12% to 9% per annum. The amendment also terminated any additional funding obligations of Founders under the Loan Agreement.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

   (b)  PRO FORMA FINANCIAL INFORMATION.

     On December 7, 1998, the Company disposed of substantially all of the assets and operations of its retail systems subsidiary for $4.0 million in cash consideration and deferred payments up to an additional $3.625 million, based upon the future revenues from the sold business. The historical financial statements prior to the disposition transaction include the assets and operations of its retail systems subsidiary.

     The following unaudited pro forma balance sheet as of July 31, 1998 gives effect to the disposition of the assets described above as if the transaction had occurred on that date. The unaudited consolidated statements of operations for the nine months ended July 31, 1998 and the year ended October 31, 1997 give effect to the sale of the assets and the operations of CRSI effective November 1, 1997 and November 1, 1996, respectively. This includes the effect on interest expense resulting from the settlement of a portion of the convertible debt as it relates to the pro forma unaudited consolidated statement of operations for the nine month period ended July 31, 1998. The disposal of CRSI will be accounted for as discontinued operations.

     The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. The unaudited pro forma financial information reports are not intended to represent what the Company's financial position or results of operations would have actually been if the disposition had occurred on the referenced dates or project the Company's financial position or results of operation as of a future date or period.
The unaudited pro forma financial information should be read in conjunction with the Company's financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1997 and Quarterly Reports on Form 10-Q for the periods ended January 31, 1998, April 30, 1998 and July 31, 1998.

     (c)  EXHIBITS.

  Exhibit No.    Document Description

     10.1 Asset Purchase Agreement dated September 3, 1998 among Affiliated Computer Services, Inc., Canmax Inc., and Canmax Retail Systems, Inc.*

     10.2 Amendment No. 1 to First Restated Convertible Loan Agreement dated December 11, 1998 among Canmax Inc., Canmax Telecom, Inc., Founders Equity Group, Inc. and various other lenders.*

----------
* Filed herewith

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CANMAX INC.


DATE:  December 22, 1998            By: /s/ Roger D. Bryant
                                        -------------------------------------
                                        Roger D. Bryant
                                        President and Chief Executive Officer

                          CANMAX INC. AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                 JULY 31, 1998

                                                                     PRO FORMA ADJUSTMENTS
                                                           -----------------------------------------
                                            HISTORICAL             (a)                   (b)                   PRO FORMA
                                          --------------   -------------------   -------------------         -------------
                                                          ASSETS
CURRENT ASSETS:
  Cash..................................  $      160,971   $         4,000,000   $        (1,470,247)        $   2,690,724
  Accounts receivable...................       1,941,540            (1,858,866)          --                         82,674
  Inventory.............................          69,648               (39,223)          --                         30,425
  Note receivable--current..............         245,972           --                    --                        245,972
  Prepaid expenses and other............         190,782              (190,782)          --                       --
                                          --------------   -------------------   -------------------         -------------
      Total current assets..............       2,608,913             1,911,129            (1,470,247)            3,049,795
PROPERTY AND EQUIPMENT, net.............         596,882              (542,191)          --                         54,691
CAPITALIZED SOFTWARE COSTS, net.........         740,030              (740,030)          --                       --
INTELLECTUAL PROPERTY RIGHTS, net.......          18,055               (18,055)          --                       --
NOTE RECEIVABLE--LONG TERM..............         450,989           --                    --                        450,989
OTHER ASSETS............................          84,479               (84,479)          --                       --
                                          --------------   -------------------   -------------------         -------------
TOTAL ASSETS............................  $    4,499,348   $           526,374   $        (1,470,247)        $   3,555,475
                                          --------------   -------------------   -------------------         -------------
                                          --------------   -------------------   -------------------         -------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Convertible debentures--shareholder...  $    1,500,000   $       --            $        (1,000,000)        $     500,000
  Accounts payable......................         664,639              (438,300)             (137,500)              363,839
  Accrued liabilities...................         532,458              (383,600)              (30,247)              118,611
  Deferred revenue......................         581,085              (545,890)          --                         35,195
  Current portion of lease obligation...         108,129              (108,129)          --                       --
  Current portion of long-term debt.....          35,195               (35,195)          --                       --
                                          --------------   -------------------   -------------------         -------------
      Total current liabilities.........       3,421,506            (1,511,114)             (892,747)            1,017,645
LEASE OBLIGATION........................         119,262              (119,262)          --                       --
LONG-TERM DEBT..........................          24,885               (24,885)          --                       --
SHAREHOLDERS' EQUITY (DEFICIT)
    Common stock........................      24,858,809           --                    --                     24,858,809
    Accumulated deficit.................     (23,925,114)            2,181,635              (577,500)          (22,320,979)
                                          --------------   -------------------   -------------------         -------------
      Total stockholders' equity
        (deficit).......................         933,695             2,181,635              (577,500)            2,537,830
                                          --------------   -------------------   -------------------         -------------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIT)......................  $    4,499,348   $           526,374   $        (1,470,247)        $   3,555,475
                                          --------------   -------------------   -------------------         -------------
                                          --------------   -------------------   -------------------         -------------

------------------------

(a) To reflect the sale of substantially all of the assets of the retail systems subsidiary for $4,000,000 to be paid in cash, resulting in a gain from the sale of $2,181,635.

(b) To reflect the cash settlement of $1,000,000 of the convertible debentures, accrued interest of $30,247, closing fees of $120,000 and other fees of $17,500 in connection with the closing of the sale of substantially all of the assets of the retail systems subsidiary. Further reflects transaction expenses of approximately $250,000 and the settlement of certain accrued obligations and accounts payable of $190,000.

                          CANMAX INC. AND SUBSIDIARIES
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                        NINE MONTHS ENDED JULY 31, 1998

                                                                (c)
                                                              RETAIL         PRO FORMA                          (e)
                                            HISTORICAL        SYSTEMS       ADJUSTMENTS           USC        PRO FORMA
                                          --------------   -------------   -------------      -----------   -----------
REVENUES
  Software licenses and product.........  $      392,963   $     392,963   $   --                           $   --
  Development...........................       3,330,131       3,330,131       --                               --
  Customer service......................       2,039,180       2,039,180       --                               --
  Prepaid phone cards--USC
    Communication.......................         709,525        --             --                (709,525)      --
  Prepaid phone cards and other.........         110,722        --             --                               110,722
                                          --------------   -------------   -------------      -----------   -----------
      Total revenues....................       6,582,521       5,762,274       --                (709,525)      110,722

COSTS AND EXPENSES
  Software licenses and product.........         160,643         160,643       --                               --
  Development...........................       1,964,893       1,964,893       --                               --
  Customer service......................       1,628,244       1,628,244       --                               --
  Prepaid phone cards and other.........         226,630        --             --                               226,630
  Prepaid phone cards--USC
    Communications......................         565,151        --             --                (565,151)      --
  Product development...................        --              --             --                               --
  Sales and marketing...................         481,392         354,617       --                               126,775
  General and administrative............       1,923,478       1,837,990       --                                85,488
  Selling general and administrative--US
    Communication.......................         499,970        --             --                (499,970)      --
  Depreciation and amortization.........         730,269         645,553       --                 (57,095)       27,621
  Interest and financing................         100,781        --            (51,015)(d)                        49,766
                                          --------------   -------------   -------------      -----------   -----------
      Total cost of revenues............       8,281,451       6,591,940      (51,015)         (1,122,216)      516,280
                                          --------------   -------------   -------------      -----------   -----------
  Loss on disposal of USC
    Communication.......................      (1,155,385)       --             --                            (1,155,385)
                                          --------------   -------------   -------------      -----------   -----------
NET INCOME (LOSS).......................  $   (2,854,315)  $    (829,666)  $   51,015             412,691   $(1,560,943)
                                          --------------   -------------   -------------      -----------   -----------
                                          --------------   -------------   -------------      -----------   -----------
BASIC EARNINGS (LOSS) PER SHARE           $        (0.39)                                                   $     (0.18)
                                          --------------                                                    -----------
                                          --------------                                                    -----------

------------------------

(c) To reflect the sale of substantially all of the assets and operations of the retail systems subsidiary as if the sale occurred on November 1, 1997

(d) To reflect the reduction of interest expense related to the reduction of the convertible debenture of $1,000,000 at a rate of 12% annually.

(e) The pro forma statement of operations includes the operations and related expenses of the prepaid phone card business only. The majority of overhead including officers expenses for the periods presented was incurred in the retail systems business.

                          CANMAX INC. AND SUBSIDIARIES
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                          YEAR ENDED OCTOBER 31, 1997

                                                                (f)
                                                               RETAIL         PRO FORMA
                                            HISTORICAL        SYSTEMS        ADJUSTMENTS        PRO FORMA
                                          --------------   --------------   -------------      -----------
REVENUES
  Software licenses and product.........  $    1,924,897   $    1,924,897   $   --             $   --
  Development                                  8,704,338        8,704,338       --                 --
  Customer service......................       2,106,988        2,106,988       --                 --
                                          --------------   --------------   -------------      -----------
    Total revenues......................      12,736,223       12,736,223       --                 --

COSTS AND EXPENSES
  Software licenses and product.........         772,502          772,502       --                 --
  Development...........................       4,564,441        4,564,441       --                 --
  Customer service......................       2,254,986        2,254,986       --                 --
  Product development...................         614,503          614,503       --                 --
  Sales and marketing...................         608,445          608,445       --                 --
  General and administrative............       3,813,267        3,813,267       29,525(g)          29,525
  Interest and financing................          20,748           20,748       --                 --
                                          --------------   --------------   -------------      -----------
    Total cost of revenues..............      12,648,892       12,648,892       29,525             29,525
                                          --------------   --------------   -------------      -----------

NET INCOME (LOSS).......................  $       87,331   $       87,331   $  (29,525)        $  (29,525)
                                          --------------   --------------   -------------      -----------
                                          --------------   --------------   -------------      -----------
BASIC EARNINGS (LOSS) PER SHARE.........  $         0.01                                       $    (0.00)
                                          --------------                                       -----------
                                          --------------                                       -----------

------------------------

(f) To reflect the sale of substantially all of the assets and operations of the retail systems subsidiary as if the sale occurred on November 1, 1996.

(g) To reflect the general and administrative costs for directors, legal, and accounting fees and filing costs related to operating the Company as if the sale occurred on November 1, 1996. Of the 24 Canmax employees that are continuing in the telecom business, 5 were employed as of October 31, 1997. Their related compensation amounted to $498,750. However, at that time all services were related to the retail systems subsidiary, and is reflected in
    (f).